Exhibit 10.31

Partnership Agreement

Party A: Fujian Xinhengji Advertising Co., Ltd.
Legal Representative: Chen Minhua
Address: the 28th floor, Yifa Building, 111 Wusi Road, Gulou District, Fuzhou City

Party B: Fuzhou Fuyu Advertising Co., Ltd.
Legal Representative: Fan Yanling
Address: 5 Xianfu Street, Zhangcheng Town, Yongtai County

Party A has signed the Advertising Department and Advertising Agency Contract and its relevant Programme Purchase and Production Management Agreement (“the Agency Agreement”) with Fujian Education TV Station on July 11, 2003. According to “the Agency Agreement”, Party A shall be in charge of the operation of the advertising business of Fujian Education TV Station and all revenue related to the advertising business shall accrue to Party A. In order to fulfill better “the Agency Agreement”, through amicable consultation, both parties have reached the following agreement.

Article 1 Fields for Cooperation
A.  Party B agrees to ensure sufficient support to assist Party A in meeting its contractual obligations prescribed in “the Agency Agreement”. The services Party B shall give include but are not limited to the following:
(a)	General business operation: advice and assistance related to the fulfillment of the “the Agency Agreement”; consulting services, especially those related to media.
(b)	Research and development: advice and assistance in media technology research and development, which is related to the fulfillment of the “the Agency Agreement”.
(c)	Other advice and assistance agreed on by both parties.

B. In light of the above services given to Party A by Party B, Party A agrees to confer the operating right on Party B so that Party B can operate the sole and exclusive right to advertising agency given to Party A by Fujian Education TV Station and enjoy the revenue from operating the sole and exclusive right. Party B agrees to accept the operating right and enjoy the advertising revenue as prescribed in this Agreement.

C. Both parties agree that Party A can send high-rank management personnel to Party B at any time or demand a relevant report from Party B through reasonable notice, so as to supervise Party B’s operation of the sole and exclusive right to advertising agency and fulfillment of other liabilities prescribed in this Agreement. Thus Party A can ensure that all the liabilities prescribed in “the Agency Agreement” shall be properly and completely fulfilled and all the revenues enjoyed.

D. Except for what is prescribed in the above covenants, Party A need not pay any additional service fees, and Party A need not pay any additional consideration for the acquisition of the exclusive right to operate.

Article 2  Cost and expenses
Party B shall bear all the cost and expenses of operating the sole and exclusive right to advertising agency by itself, but if the cost and expenses come from assisting Party A to fulfill “the Agency Agreement”, they shall be born by Party A, except that there are other covenants between both parties.

Article 3 Authorization
To ensure that Party B can fully enjoy the operating right, with the consent of Party A, Party B has the right to sign by itself or in stand of Party A various agreements with a third party and take necessary actions to fulfill all the liabilities and enjoy all the revenues prescribed in the above Article 1 and Article 2.

Article 4 Status of Party B and Indemnification
Party B shall know that Party B itself is not one of the two parties of “the Agency Agreement” so it does not have directly the rights and liabilities prescribed in “the Agency Agreement”. However, if it is for Party B’s failure to meet the demands of Party A and “the Agency Agreement” when supplying relevant services that Party A has been demanded indemnification and suffered losses, Party A has the right to demand indemnification from Party B for the losses.

Article 5 Warranty
Both parties will give necessary support to each other so as to carry out the cooperation described above smoothly.

Article 6 Confidentiality
The contents of this Agreement shall be treated by both parties in strict confidence. No such contents shall be disclosed to any third party without the prior written consent of the other party.

Article 7 Modification and Termination of the Agreement
A.	Within the term of this Agreement, neither party shall modify or supplement this Agreement without the consent of the other party.
B.	For matters not covered by this Agreement, both parties shall sign a supplemental agreement or put in an attachment in adherence to principles of sincerity, equality and win-win results.
C.	To terminate this Agreement within its term, both parties shall negotiate with each other and reach a written agreement.

Article 8  Force Majeure
If the covenants in this Agreement can not be fulfilled as a result of Acts of God (including fire, flood, earthquake, storm, hurricane or other natural disaster), war, government prohibition, strike, legal modification or any other unforeseeable and unavoidable events, both parties shall decide through consultation whether to terminate all or part of the covenants in the Agreement or postpone the Agreement, in light of the Force Majeure.

Article 9 Settlement of Dispute
Any dispute arising out of or in connection with this Agreement shall be settled by both parties through equal, friendly and amicable negotiations. If such negotiations have failed to settle the dispute, either party may file a lawsuit with the people’s court with jurisdiction.

Article 10 Commencement of Effectiveness of this Agreement and Other Provisions
A.  This Agreement is executed in duplicate, with one copy for each party and with equal validity.
B.  Within the term of this Agreement, all attachments and supplementary agreements shall become effective when signed and chopped by the authorized representatives of both parties and shall have the same legal effectiveness as this Agreement.
C.  This Agreement shall be in accordance with the relevant laws and regulations of the People’s Republic of China.
D.  This Agreement shall come into force when signed and chopped by the authorized representatives of both parties.

Party A: Fujian Xinhengji Advertising Co., Ltd.
Legal Representative: Chen Minhua
Date: 08/01/2007

Party B: Fuzhou Fuyu Advertising Co., Ltd.
Legal Representative: Fan Yanling
Date: 08/01/2007